Exhibit 24

POWER OF ATTORNEY

          The undersigned, acting in the capacity or capacities stated with their respective names below, hereby constitute and appoint NORMAN H. WESLEY, MARK A. ROCHE, EDWARD P. SMITH and A. ROBERT COLBY, and each of them severally, the attorneys-in-fact of the undersigned with full power to them and each of them to sign for and in the name of the undersigned in the capacities indicated below the Annual Report on Form 10-K of Fortune Brands, Inc. for the fiscal year ended December 31, 2004, and any and all amendments thereto:

Signature	Title	Date
/s/ Norman H. Wesley
Norman H. Wesley	Chairman of the Board	February 22, 2005
and Chief Executive
Officer (principal
executive officer) and
Director

/s/ Craig P. Omtvedt
Craig P. Omtvedt	Senior Vice President	February 22, 2005
and Chief Financial
Officer (principal
financial officer)

/s/ Nadine A. Heidrich
Nadine A. Heidrich	Vice President and	February 22, 2005
Corporate Controller
(principal accounting
officer)

/s/ Patricia O. Ewers
Patricia O. Ewers	Director	February 22, 2005

/s/ Thomas C. Hays
Thomas C. Hays	Director	February 22, 2005

Signature	Title	Date
/s/ Pierre E. Leroy
Pierre E. Leroy	Director	February 22, 2005

/s/ Gordon R. Lohman
Gordon R. Lohman	Director	February 22, 2005

/s/ Eugene A. Renna
Eugene A. Renna	Director	February 23, 2005

/s/ J. Christopher Reyes
J. Christopher Reyes	Director	February 23, 2005

/s/ Anne M. Tatlock
Anne M. Tatlock	Director	February 22, 2005

/s/ David M. Thomas
David M. Thomas	Director	February 22, 2005

/s/ Peter M. Wilson
Peter M. Wilson	Director	February 22, 2005